Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated May 1, 2023, and each included in this Post-Effective Amendment No. 92 to the Registration Statement (Form N-1A, File No. 002-88566) of Neuberger Berman Advisers Management Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 14, 2023, with respect to the financial statements and financial highlights of Neuberger Berman Advisers Management Trust - International Equity Portfolio, Neuberger Berman Advisers Management Trust - Mid Cap Growth Portfolio, Neuberger Berman Advisers Management Trust - Mid Cap Intrinsic Value Portfolio, Neuberger Berman Advisers Management Trust - Short Duration Bond Portfolio, Neuberger Berman Advisers Management Trust - Sustainable Equity Portfolio and Neuberger Berman Advisers Management Trust - U.S. Equity Index PutWrite Strategy Portfolio (six of the funds constituting Neuberger Berman Advisers Management Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 14, 2023